Exhibit 10.1

AMENDMENT NO. 18 TO THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 18 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is entered into as of June 11, 2010 by and among:

(a) Yellow Roadway Receivables Funding Corporation, a Delaware corporation (the “Seller” or “YRRFC”),

(b) YRC Worldwide Inc., a Delaware corporation (the “Performance Guarantor”),

(c) JPMorgan Chase Bank, N.A. (“JPMorgan”), SunTrust Bank (“SunTrust”), Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, National Association) (“Wells Fargo”), and The Royal Bank of Scotland plc (“RBS”) as successor to ABN AMRO Bank N.V. (each of the foregoing a “Committed Purchaser”),

(d) Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation (each of the foregoing, a “Conduit”),

(e) SunTrust Robinson Humphrey, Inc., Wells Fargo, RBS and JPMorgan (each of the foregoing, a “Co-Agent”), and

(f) JPMorgan, as administrative agent for the Groups (together with its successors and permitted assigns and in such capacity, the “Administrative Agent” and together with the Co-Agents, and their respective successors and permitted assigns, the “Agents”), with respect to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, among the Seller, the Committed Purchasers, the Conduits, the LC Issuer and the Agents (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “RPA”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the RPA.

2. Amendments to RPA. Effective as of the Effective Date (as defined herein), subject to the satisfaction of the condition precedent set forth in Section 3 below, the RPA is hereby amended as follows:

(a) Section 7.1 of the RPA is hereby amended to add the following new clause (m) in proper alphabetical order:

(m) (i) The Seller or the Performance Guarantor shall fail to perform or observe any term, covenant or agreement contained in any Share Issuance Agreement, (ii) any Share Issuance Agreement shall cease to be effective or the legally valid, binding and enforceable obligation of the Seller or the Performance Guarantor, or the Seller or the Performance Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder or (iii) the issuance of any securities under the Share Issuance Agreements shall be rescinded or such securities are required to be returned.

(b) The definitions of “Group Commitment” and “Group Limit” set forth in Exhibit I to the RPA are hereby amended and restated in their entirety as follows:

“Group Commitment” and “Group Limit” means, for each Group, the amount set forth next to its name in the table below under the applicable column heading:

GROUP NAME	GROUP LIMIT	GROUP COMMITMENT
Wells Fargo Group	$64,166,666	$64,166,666

Falcon Group	$122,208,334	$122,208,334

Three Pillars Group	$76,125,000	$76,125,000

Amsterdam Group	$87,500,000	$87,500,000

(c) The definition of “Incremental Availability” set forth in Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Incremental Availability” means, at any time, an amount equal to (i) the Net Receivables Balance, minus (ii) the Required Reserve, minus (iii) at all times other than during the period commencing on June 11, 2010 and ending on July 2, 2010, the Adjustment Benefit, minus (iv) the aggregate Credit Exposure of all Groups.

(d) The definition of “Transaction Documents” set forth in Exhibit I to the RPA is hereby amended and restated in its entirety as follows:

“Transaction Documents” means, collectively, this Agreement, the Sale Agreement, the Fee Letters, the LC Applications, the Subordinated Notes, the Liquidity Agreements, the Performance Undertaking, each Collections Notice, the Share Issuance Agreements and all other instruments, documents and agreements executed and delivered by the Seller, the Performance Guarantor or any Originator in connection herewith.

(e) The Commitment set forth on the signature page for JPMorgan is hereby amended to delete the reference to “$139,666,667.00” therein and to substitute “$122,208,334” therefor.

(f) The Commitment set forth on the signature page for SunTrust is hereby amended to delete the reference to “$87,000,000.00” therein and to substitute “$76,125,000” therefor.

(g) The Commitment set forth on the signature page for Wells Fargo is hereby amended to delete the reference to “$73,333,333.00” therein and to substitute “$64,166,666” therefor.

(h) The Commitment set forth on the signature page for RBS is hereby amended to delete the reference to “$100,000,000.00” therein and to substitute “$87,500,000” therefor.

(i) Exhibit I to the RPA is hereby amended to insert the following definition in proper alphabetical order:

“Share Issuance Agreements” means, collectively (i) that certain Fee Letter dated June 11, 2010 made by the Performance Guarantor and the Seller for the benefit of the Co-Agents and (ii) any other instrument, document or agreement executed in connection with any of the foregoing.

3. Conditions Precedent. This Amendment shall become effective on the date (the “Effective Date”) when each of the following conditions precedent have been satisfied or waived:

(a) The Administrative Agent shall have received the following, each in a form satisfactory to the Administrative Agent: (i) counterparts of this Amendment duly executed by the Seller, the Performance Guarantor, each Purchaser and the Agents, (ii) duly executed copies of the Share Issuance Agreements to be executed on or before the date hereof, (iii) an opinion of Kirkland & Ellis LLP, counsel to the Seller, delivered in connection with the execution of the Share Issuance Agreements to be executed on or before the date hereof, in form and substance satisfactory to the Agents, and (iv) such other documents, instruments or agreements as any Agent shall reasonably request.

(b) Receipt of all fees and expenses payable on the date hereof under the Share Issuance Agreements or otherwise in connection with the transactions contemplated herein.

(c) Compliance with all terms and conditions set forth in the fee letter of even date herewith among the Seller, the Performance Guarantor and the Co-Agents.

(d) The Seller shall have paid the reasonable legal fees and disbursements of (i) the Administrative Agent’s counsel, Sidley Austin LLP and (ii) the Wells Fargo Agent’s counsel, Greenberg Traurig, LLP, in each case, invoiced on or prior to the date on which the conditions described in clauses (a) through clause (c) of this Section 3 have been satisfied.

4. Representations and Warranties. In order to induce the other parties to enter into this Amendment:

(a) The Seller hereby represents and warrants to the Purchasers and Agents that after giving effect to the amendments contained in Section 2 above, (i) no Servicer Default or Potential Servicer Default exists and is continuing as of the Effective Date or would result from the execution, delivery and performance of this Amendment or any of the Share Issuance Agreements, (ii) the RPA, as amended hereby, and the Share Issuance Agreements constitute the legal, valid and binding obligation of the Seller and the Performance Guarantor enforceable against such Person in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) excluding Section 3.1(k) of the RPA solely insofar as it relates to the absence of a Material Adverse Effect of the type described in clause (i) of the definition of such term (as to which no representation or warranty is made hereby), each of the Seller’s representations and warranties contained in the RPA is correct as of the Effective Date.

(b) The Performance Guarantor hereby represents and warrants to the Purchasers and Agents that (i) neither the Performance Guarantor nor any of its Affiliates (A) has received a demand for payment, or has knowledge, of complete or partial withdrawal liability to any multiemployer plan, (B) to its knowledge, contributes to any multiemployer plan (within the meaning of section 4001(a)(3) of the Employee Retirement Security Act of 1974, as amended) that has an accumulated funding deficiency that has not been waived or (C) contributes to any single employer defined benefit plan with respect to which any minimum required contribution (within the meaning of section 430(a) of the Internal Revenue Code of 1968, as amended) was not paid by its due date and (ii) the execution, delivery and performance by the Performance Guarantor of this Amendment and the Share Issuance Agreements do not breach, or result in a default under, any agreement by which the Performance Guarantor or any of its Subsidiaries may be bound, including, without limitation, that certain Note Purchase Agreement dated as of February 11, 2010 by and among the Performance Guarantor, certain investors parties thereto as buyers and certain Subsidiaries of the Performance Guarantor parties thereto as guarantors.

(c) The Performance Guarantor hereby consents to the amendments herein contained and ratifies and confirms that the Performance Undertaking remains in full force and effect.

5. Ratification. Except as modified hereby, the RPA is hereby ratified, approved and confirmed in all respects.

6. Reference to Agreement. From and after the Effective Date, each reference in the RPA to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the RPA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean, respectively, the RPA as modified by this Amendment.

7. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by the Agents in connection with the preparation, execution and enforcement of this Amendment.

8. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:
Name:
Title:

YRC WORLDWIDE INC., as Performance Guarantor

By:
Name:
Title:

SUNTRUST ROBINSON HUMPHREY, INC., as Three Pillars Agent

By:
Name:
Title:

SUNTRUST BANK, as a Committed Purchaser

By:
Name:
Title:

Amendment No. 18 to

Third Amended and Restated Receivables Purchase Agreement

THREE PILLARS FUNDING LLC, as a Conduit

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Committed Purchaser, as Falcon Agent and as Administrative Agent

By:
Name: John M. Kuhns
Title: Executive Director

FALCON ASSET SECURITIZATION COMPANY LLC, as a Conduit

BY: JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN-FACT

By:
Name:
Title:

WELLS FARGO BANK, N.A. (successor by merger to Wachovia Bank, National Association), as a Committed Purchaser and as Wells Fargo Agent

By:
Name:
Title:

Amendment No. 18 to

Third Amended and Restated Receivables Purchase Agreement

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Purchaser and as Amsterdam Agent

By:	RBS SECURITIES INC., as its agent

By:
Name:
Title:

AMSTERDAM FUNDING CORPORATION, as a Conduit

By:
Name:
Title:

Amendment No. 18 to

Third Amended and Restated Receivables Purchase Agreement